Exhibit 10.111a
                                                                 Tiffany & Co.

                                    AMENDMENT
                                       TO
                          AGREEMENT MADE 12TH JUNE 1993

This Amendment is made to that certain Agreement made the 12th day of June, 1993 by and between (i) Tiffany & Co. Japan Inc. (formerly known as Tiffany-Japan (Delaware) Inc.) ("Tiffany-Japan"), a corporation organized and existing under the laws of the State of Delaware with its Japan branch offices at Ohtemachi-Tatemono Aoyama Bldg. 10th Floor, 3-1-31, Minami-Aoyama, Minato-ku, Tokyo 107-0062, Japan, (ii) Tiffany and Company ("Tiffany"), a corporation organized and existing under the laws of the State of New York with its executive offices at 727 Fifth Avenue, New York, NY 10022, United States of America and (iii) Mitsukoshi Limited ("Mitsukoshi"), a corporation organized and existing under the laws of Japan with its executive offices at 4-1, Nihonbashi Muromachi, 1-chome, Chuo-Ku, Tokyo 103-8001, Japan (the "93 Agreement").

IT IS HEREBY AGREED THAT:

Except as expressly amended below, the 93 Agreement shall continue to have full force and effect pursuant to the terms and conditions set forth in the 93 Agreement and those set forth in that certain letter agreement dated September 2, 1997;

The Agreement dated February 23, 1996 by and between the parties hereto with respect to the Ginza Store (the "Flagship Store Agreement") shall not be affected or amended in any manner by this document, and the Flagship Store Agreement shall continue to have full force and effect pursuant to the terms and conditions set forth in the Flagship Store Agreement; and

The 93 Agreement be and hereby is amended as follows, all such amendments to be effective as of September 1, 1998:

A. The defined term "New York Retail Price" is deleted from Article I of the 93 Agreement in its entirety and replaced with following new definition:

         "New York Retail Price" means the price in U.S. dollars, estimated by Tiffany-Japan in good faith after consultation with Tiffany, at which an item of Tiffany Merchandise would be offered for sale to retail customers by Tiffany at Tiffany's Fifth Avenue store in New York City at the time in question.


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B.   The defined  term "Base  Percentage"  is deleted  from  Article I of the 93
     Agreement in its entirety and replaced with the following new definition:

         "Base Percentage" means the applicable percentage of Net Sales for the month in question, as listed below:

                  (i) 23% for items of Tiffany Merchandise each having a New York Retail Price of less than U.S.$60,000;

                  (ii) 19% for items of Tiffany Merchandise each having a New York Retail Price equal to or greater than U.S.$60,000 but less than U.S.$80,000;

                  (iii) 16% for items of Tiffany Merchandise each having a New York Retail Price equal to or greater than U.S.$80,000; and

                  (iv) 5% for items of Fine Merchandise, regardless of the New York Retail Price.

C. The  following  new  Section  6.3.2 is hereby  added to  Article VI of the 93
   Agreement:

         6.3.2 From time to time Tiffany-Japan shall provide to each Host Store a list of all Tiffany Merchandise available at such Host Store having a Base Percentage lower than 23%. Such list shall contain the following information for all such items of Tiffany Merchandise: the product description, the stock-keeping number, the Current Retail Price and the applicable Base Percentage.

IN WITNESS WHEREOF THE PARTIES HAVE EXECUTED THIS AMENDMENT TO THE 93 AGREEMENT EFFECTIVE AS OF SEPTEMBER 1, 1998.

MITSUKOSHI LIMITED

("Mitsukoshi")

By:      -------------------------------

         Name:

         Title:

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TIFFANY AND COMPANY

("Tiffany")

By:      ----------------------------------

         Name:

         Title:

TIFFANY & CO. JAPAN, INC.

("Tiffany-Japan")

By:      -----------------------------------

         Name:

         Title:

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